EXHIBIT 8.1

We have the following subsidiaries as of March 31, 2010:

Sr.No	Name of the Subsidiary Company	Country of Incorporation
1	TAL Manufacturing Solutions Ltd.	India
2	HV Axles Ltd.	India
3	HV Transmissions Ltd.	India
4	Concorde Motors (India) Ltd.	India
5	Sheba Properties Ltd.	India
6	Tata Daewoo Commercial Vehicle Co. Ltd.	South Korea
7	Tata Technologies Ltd.	India
8	Tata Motors Insurance Broking & Advisory Services Ltd	India
9	Tata Motors European Technical Centre Plc.	UK
10	TML Distribution Company Ltd.	India
11	Tata Motors (SA) (Proprietary) Ltd.	South Africa
12	Tata Motors Finance Ltd.	India
13	Tata Marcopolo Motors Ltd.	India
14	Tata Motors (Thailand) Ltd.	Thailand
15	TML Holdings Pte Ltd, Singapore	Singapore
16	Tata Hispano Motors Carrocera S.A. (Formerly known as Hispano Carrocera S.A.)	Spain
17	Tata Precision Industries Pte. Ltd	Singapore
18	Tata Engineering Services (Pte) Ltd	Singapore
19	INCAT International Plc	UK
20	Tata Technologies Inc (formerly known as INCAT Systems Inc.)	USA
21	Tata Technologies Canada Inc. (formerly known as INCAT Solutions of Canada Inc.)	Canada
22	Tata Technologies de Mexico, S.A. de C.V. (formerly known as Integrated Systems Technologies de Mexico, S.A. de C.V.)	Mexico
23	Tata Technologies Europe Ltd	UK
24	INCAT GmbH	Germany
25	INCAT SAS	France
26	Tata Technologies (Thailand) Ltd (formerly known as INCAT (Thailand) Ltd)	Thailand
27	TATA Technologies Pte Ltd.	Singapore
28	Miljobil Greenland AS	Norway
29	JaguarLandRover Ltd	UK
30	Jaguar Cars Ltd	UK
31	Land Rover	UK
32	Jaguar Cars Exports Ltd	UK
33	Jaguar Land Rover North America, LLC.	USA
34	Jaguar Hispania Sociedad	Spain
35	Jaguar Deutschland GmbH	Germany
36	Jaguar Belux N.V.	Belgium
37	Jaguar Land Rover Austria GmbH	Austria
38	Jaguar Cars Overseas Holdings Ltd	UK
39	Jaguar Italia SpA	Italy
40	Land Rover Group Ltd	Jersey
41	Land Rover Ireland Ltd	Ireland
42	Jaguar Land Rover Australia Pty Ltd	Australia
43	Land Rover Exports Ltd	UK
44	Land Rover Espana SL	Spain
45	Land Rover Deutschland GmbH	Germany

Sr.No	Name of the Subsidiary Company	Country of Incorporation
46	Jaguar Land Rover Nederland BV (formerly known as Land Rover Nederland BV)	Netherlands
47	Land Rover Belux SA/NV	Belgium
48	Land Rover Italia SpA	Italy
49	Jaguar Land Rover Portugal-Veiculos e Pecas, LDA.	Portugal
50	Jaguar Land Rover Mexico, SA de CV	Mexico
51	Jaguar Land Rover Automotive Trading (Shanghai) Co. Ltd	China
52	Jaguar Land Rover Japan Ltd	Japan
53	Jaguar Land Rover Korea Company Ltd	South Korea
54	Jaguar Land Rover Canada ULC	Canada
55	Jaguar Land Rover France SAS	France
56	Jaguar Land Rover (South Africa) (Pty) Ltd	South Africa
57	Jaguar Cars South Africa (Pty) Ltd	South Africa
58	Jaguar Land Rover Brazil LLC	Brazil
59	Daimler Transport Vehicles Ltd	UK
60	S S Cars Limited	UK
61	The Lanchester Motor Company Ltd	UK
62	The Daimler Motor Company Ltd	UK
63	The Jaguar Collection Ltd	UK
64	Land Rover Parts Ltd	UK
65	Land Rover Parts US LLC	USA
66	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia
67	Carrocera Hispano Maghreb, Morroco	Spain

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